Exhibit 10.5

STERLING NATIONAL BANK
LOCKBOX AGREEMENT

We are pleased to confirm that we have established a lockbox on your behalf whereby your customers are to send their remittances to you in care of Post Office Box # 768 and we are to process all mail received at said post office box number in accordance with the following terms and conditions.

1. Authorization: You will authorize the postmaster to permit us access to post office box number 768 for receipt of lockbox remittances.

2. Notification: You will notify your clients to send their remittances to:

CAPSTONE INDUSTRIES, INC.

[Address is deleted in this version]

3. Mail Collections: Our employees will collect mail from this post office box in    accordance with the Banks regular collection schedule.
.
4. Endorsements: We will endorse all checks received in the mail removed from the post office box for deposit in this Bank.

Disputed Payments- Checks received with a letter containing a dispute will be deposited to your account and the correspondence will be forwarded to your attention.

Post Dated Checks- Post dated checks will be accepted and deposited to the lockbox account subject to final collection.

All regular items shall be endorsed as follows:

Credited to Account of
Within Named Payee.
Absence of Endorsement Guaranteed
Sterling National Bank

You shall be liable to the Bank as a general endorser on all such items.

It is agreed, however, that Sterling National Bank shall not be liable for any loss in the event that any checks are inadvertently processed contrary to these instructions.

5. Deposits: We will process the endorsed checks and credit the total amount to your account. NOTE: Proceeds of checks collected will be for the benefit of Sterling National Bank

Such processing, crediting and collection of items credited shall be subject to all federal and state applicable laws, as well as all rules, regulations and conditions of such account.
Furthermore, credit to your account for such checks shall be at all times subject to final collection.

6.Advices: Advice of the total deposit accompanied by a copy of each check and all material received to each processed payment will be sent daily, via e-mail to you at your regular address or to such other address as you shall designate from time to time.  Please indicate if you need copies of the checks:

YES                         NO

7. Returned Checks: Checks which are returned unpaid because of insufficient funds will be forwarded a second time for collection.  If unpaid upon the second presentation, such checks, together with checks returned for any other reason, will be charged back to your account and the checks together with advices of debit and a service fee will be sent to you.

8. Fees: These lockbox services will be performed for a fee of $_____ per month. This fee is subject to change monthly.  Fee includes, photocopy of deposited check, original invoice, maintenance and P.O. Box rental charges.

9. Out-of-Pocket Expense: We will charge your account for any out-of-pocket expenses  including postage due.

10. Indemnity: You agreed to indemnity and save us harmless from and against any and all claims asserted, or loss, damage or expense ( including counsel fees) suffered by us arising out of or resulting from the transactions contemplated in this agreement.  You acknowledge that the Banks obligations and actions hereunder are only as specifically provided, being purely ministerial in nature, and that we shall have no liability whatever except for willful misconduct or gross negligence.

11. Notices: Any notice to the Bank shall be effective only if sent to and received by us, addressed as follows:

Sterling National Bank
500 Seventh Avenue
New York, New York 10018
Attn: Asset Based Lending Department

or to such other address as we may hereafter specify in writing. Each said notice must specify the post office box number, the account number and the branch where the account is maintained.  Any notice to you shall be effective when sent to you at the address set forth above or to such other address as you may hereafter specify in writing.

12. Miscellaneous: This agreement constitutes the entire agreement between us and may only be changed, altered or amended in writing by either party.  Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.  This agreement shall be governed by and construed in accordance with the laws of the State of New York and you hereby consent to the jurisdiction of any local, state or federal court, located within the State of New York.

Kindly indicate your agreement with the foregoing by signing and returning the duplicate copy of this letter enclosed.

STERLING NATIONAL BANK

By:________________________
Name: John McCormack
Title: Senior Vice President
Date:          , 2008

AGREED TO AND ACCEPTED:

CAPSTONE INDUSTRIES, INC.

By:__________________________
Name:
Title:
Date:                     , 2008

AGREEMENT OF CHDT

Receipt of a copy of the foregoing Subordination Agreement is hereby acknowledged and the contents thereof are hereby incorporated herein as if fully set forth and consented to by CHDT.

WITNESS OR ATTEST:

CHDT CORPORATION

By:_____________________ By:___________________________
Name:                                  Name:
Title: Secretary                       Title: President